UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
July 30, 2013
Date of Report (Date of earliest event reported)

SOLARWINDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34358	73-1559348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3711 South MoPac Expressway
Building Two
Austin, Texas 78746
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective July 30, 2013, Mark Bonham resigned from the Board of Directors (the "Board") of SolarWinds, Inc. (the "Company") and the committees of the Board on which he served.
Mr. Bonham resigned in conjunction with his acceptance of a three-year assignment as President of the Washington Everett Mission of The Church of Jesus Christ of Latter-day Saints.  Mr. Bonham felt that his devotion and commitment to his new assignment, as well as the demands of both his time and energy, made it necessary for him to tender his resignation.  Mr. Bonham leaves the Board without any disagreement with the Company relating to the Company's operations, policies or practices.
Mr. Bonham was a member of the Company's audit committee and nominating and governance committee and was a Class II director whose term, otherwise, would have expired at the Company's 2014 annual meeting of stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS, INC.

Dated:	August 2, 2013	By:	/s/ KEVIN B. THOMPSON

Kevin B. Thompson
President and Chief Executive Officer